SMITH BARNEY CALIFORNIA MUNICIPALS FUND INC

ARTICLES OF AMENDMENT

	Smith Barney California Municipals Fund Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

	FIRST: The Charter of the Corporation is hereby amended to provide that the name of all of the issued and unissued Class C
Common Stock of the Corporation is hereby changed to Class L Common
Stock.

	SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action of the stockholders.

	THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

	FOURTH: The amendment to the Charter of the Corporation effected hereby shall become effective at 9:00 a.m. on June 12, 1998.

	IN WITNESS WHEREOF, Smith Barney California Municipals Fund Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of June 1, 1998.


WITNESS:                     SMITH BARNEY CALIFORNIA MUNICIPALS
                             FUND INC.


/s/Michael Kocur               By: /s/Heath B. McLendon
Michael Kocur                  Heath B. McLendon
Assistant Secretary            President


THE UNDERSIGNED, President of Smith Barney California Municipals Fund Inc., who executed on behalf of the Corporation Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                /s/ Heath B. McLendon
                                Heath B. McLendon, President